UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 22, 2006
(Date of earliest event reported)

NATHANIEL ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8001 S. Interport Blvd., Englewood, Colorado 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300
____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers

George A. Cretecos, Jr. resigned as a director of the Nathaniel Energy Corporation and its subsidiaries effective November 22, 2006. Mr. Cretecos advised the board of directors of the Company that the primary reason for his resignation was to pursue a license agreement with Nathaniel Energy to use the company’s technology in the development and operation of renewable energy facilities, in addition to pursuing other business activities.

The company is evaluating a possible non-exclusive license to an affiliate of Mr. Cretecos for the use of the company’s Thermal Gasifier™ technology in projects which may be developed by Mr. Cretecos or his affiliate and which are approved by the company. However, the company cannot assure that it will reach mutually acceptable terms for a license or that it will ultimately enter into a license agreement with Mr. Cretecos or his affiliate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 28, 2006
NATHANIEL ENERGY CORPORATION By: /s/ Brad E. Bailey Brad E. Bailey, Chief Executive Officer